Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the BluePhoenix Solutions Ltd. 2007 Award Plan, of our report and the effectiveness of internal control over financial reporting included in the annual report of BluePhoenix Solutions Ltd. on Form 20-F for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on March 28, 2008

/s/ Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
July 9, 2008